                             EXHIBIT 13(a)


                  CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this post-effective amendment No. 70 to the registration statement of The Travelers Growth and Income Stock Account for Variable Annuities on Form N-3 (File Nos. 2-27330; 811-1539) of our reports dated February 19, 1998, on our audits of the financial statements of The Travelers Growth and Income Stock Account for Variable Annuities, The Travelers Quality Bond Account for Variable Annuities, The Travelers Money Market Account for Variable Annuities, The Travelers Timed Growth and Income Stock Account for Variable Annuities, The Travelers Timed Short-Term Bond Account for Variable Annuities, The Travelers Timed Aggressive Stock Account for Variable Annuities, The Travelers Timed Bond Account for Variable Annuities and The Travelers Fund U for Variable Annuities, which reports are included in each applicable Annual Report for the year ended December 31, 1997 which are incorporated by reference in the post-effective amendment to the registration statemtent. We also consent to the reference to our Firm as experts in the registration statement.

COOPERS & LYBRAND L.L.P.

Hartford, Conecticut
April 17, 1998